                                                                  EXHIBIT (5)(c)



                           CONESTOGA FAMILY OF FUNDS

                         INVESTMENT ADVISORY AGREEMENT
                                AMENDMENT NO. 2


March 15, 1994


Meridian Investment Company
55 Valley Stream Parkway
Malvern, Pennsylvania  19355

Gentlemen:

                 This is to confirm that the undersigned, Conestoga Family of Funds, a Massachusetts trust with transferrable shares (the "Company") and Meridian Investment Company (the "Investment Adviser") have agreed that the Investment Advisory Agreement between the Company and the Investment Adviser dated November 27, 1989 (the "Agreement"), is herewith amended to provide that the Investment Adviser shall furnish investment advisory and administrative services to the Special Equity Fund on the terms and conditions contained in the Agreement.

                 Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place indicated below, whereupon it shall become a binding agreement between us on the date first written above.


                                                  Very truly yours,

                                                  CONESTOGA FAMILY OF FUNDS


(SEAL)                                            By: s/ Walter B. Grimm
                                                      -------------------------


                                                  Title:     Vice President
                                                         ----------------------


Accepted and Agreed to:
MERIDIAN INVESTMENT COMPANY


By: s/ Philip H. Brown II
    -------------------------


Title:       President
       ----------------------

                                  AMENDMENT TO
                                   SCHEDULE A
                      TO THE INVESTMENT ADVISORY AGREEMENT
                     BETWEEN CONESTOGA FAMILY OF FUNDS AND
                          MERIDIAN INVESTMENT COMPANY
                            DATED NOVEMBER 27, 1989


Name of Fund                                                               Compensation*
------------                                                               ------------
U.S. Treasury Securities Fund                                                  .40%
Cash Management Fund                                                           .40%
Tax-Free Fund                                                                  .40%
Limited Maturity Fund                                                          .74%
Income Fund                                                                    .74%
Equity Fund                                                                    .74%
Pennsylvania  Tax-Free Bond Fund                                               .74%
Special Equity Fund                                                           1.50%


                                                CONESTOGA FAMILY OF FUNDS


                                                By: s/ Walter B. Grimm
                                                    ---------------------------


                                                Title:       Vice President
                                                       ------------------------


                                                Date: March 15, 1994


                                                MERIDIAN INVESTMENT COMPANY


                                                By: s/ Philip H. Brown II
                                                    ---------------------------


                                                Title:         President
                                                       ------------------------


                                                Date: March 15, 1994


---------------------------------

* All fees are stated as an annual rate based upon the particular Fund's average daily net assets and are computed daily and payable monthly.